Exhibit 99.1

EVI Industries Reports Record Third Quarter Results on 57% Revenue Growth

Entrepreneurial Culture, Strong Demand, New Acquisitions, Operating Efficiencies, and Technology Advancements Contributed to Record Results and Support Confidence in EVI’s Long-Term Growth Strategy

Miami, Florida – May 10, 2023 – EVI Industries, Inc. (NYSE American: EVI) (“EVI” or the “Company”) announced today record results for the three and nine months ended March 31, 2023, and provided commentary on its growth initiatives and financial strength.

In 2016, the Company commenced the execution of its long-term buy-and-build growth strategy with a goal to build a multibillion-dollar enterprise starting in the commercial laundry industry. The Company’s buy-and-build growth strategy includes the promotion of an entrepreneurial culture and a decentralized operating model that empowers the Company’s regional and business unit leadership to execute on local opportunities with speed and conviction. Through this strategy and the thoughtful allocation of approximately $140 million of capital, EVI has established itself as a leader in the highly fragmented North American commercial laundry distribution and service industry. The Company has grown from one business operating from a single location in the state of Florida with thirty-one employees, including ten sales personnel and four service personnel, to twenty-four businesses employing over 700 employees, including over 150 sales personnel and over 350 service personnel. Along the way, EVI has enhanced its customer value proposition, increased the number of active knowledgeable and credible sales personnel, recruited, trained, and deployed additional service personnel. The Company has also made significant investments in the deployment of new and advanced technologies aimed to realize operating efficiencies and provide management improved business intelligence in support of future investments. Consequently, since 2016, the Company has achieved a compounded annual growth rate in revenue, net income, and adjusted EBITDA of 40%, 28% and 37%, respectively, and management believes that the Company is well positioned to achieve greater growth in the years ahead.

Henry M. Nahmad, EVI’s Chairman and CEO commented: “While our Company continues to set growth and performance records, no achievement is more meaningful and more critical to our long-term success than the formation and continued growth of the EVI family. Today, we are a group that includes most of the original owners of our acquired businesses and over 700 professionals that are bound by, beyond our shared values and principles, a common goal to first build the undisputed leader in the North American commercial laundry distribution and service industry.”

Summary of the Company’s Achievements for the Three and Nine Months Ended March 31, 2023

▪	Produced record operating results in key metrics for the three and nine months ended March 31, 2023
▪	Sustained a strong balance sheet while investing in working capital, new growth opportunities, and technology
▪	New customer sales order contracts replenished orders fulfilled during the quarter ended March 31, 2023
▪	Completed three acquisitions during the nine months ended March 31, 2023, resulting in the Company having acquired twenty-three businesses in the commercial laundry industry since 2016

Three-Month Results (compared to the three months ended March 31, 2022)

▪	Revenue increased 57% to a record $94.1 million
▪	Gross profit increased 56% to a record $26.6 million
▪	Gross margin decreased 10 basis points to 28.3%
▪	Operating income increased 2,275% to a record $4.5 million
▪	Net income increased 6,775% to a record $2.8 million, and net income margin increased to 2.9%
▪	Diluted earnings per share increased to a record $0.19
▪	Adjusted EBITDA increased 216% to a record $6.7 million, and adjusted EBITDA margin increased to 7.2%

Nine-Month Results (compared to the nine months ended March 31, 2022)

▪	Revenue increased 41% to a record $260.1 million
▪	Gross profit increased 47% to a record $75.9 million

▪	Gross margin improved 130 basis points to a record 29.2%
▪	Operating income increased 226% to a record $12.5 million
▪	Net income increased 202% to a record $7.8 million, and net income margin increased to 3.0%
▪	Diluted earnings per share increased to a record $0.54
▪	Adjusted EBITDA increased 100% to a record $19.2 million, adjusted EBITDA margin increased to 7.4%

Results of Operations

The Company believes that its 57% increase in revenue during the three-month period was the result of an increase in products available to satisfy steady customer demand, including for products from new OEM relationships, a greater amount of industrial sales, and a larger sales organization that is successfully growing market share across all end market segments. Concurrently, the Company’s installation teams completed new commercial laundry installations and replacement installations with increased synchronization. Given the increasing installed base of commercial laundry equipment EVI represents, parts and service revenues also increased. Meanwhile, the slight decrease in gross margin to 28.3% for the three-month period reflects the impact of greater industrial sales as compared to the same period of the prior fiscal year. However, EVI’s record 29.2% gross margin for the nine-month period reflects the benefit of various initiatives undertaken to improve the customer value proposition and in turn deliver incrementally better profitability.

As a result of EVI’s record revenue and gross profit performance for the three and nine-month periods ended March 31, 2023, the Company achieved record net income and adjusted EBITDA, including net income margin for the three and nine-month periods ended March 31, 2023 of 2.9% and 3.0%, respectively, and record adjusted EBITDA margin of 7.2% and 7.4% for the three and nine-month periods ended March 31, 2023, respectively. These results include a 33% increase in SG&A for the nine-month period ended March 31, 2023, with most of such increase attributable to increased selling expenses and general and administrative expenses in connection with acquired businesses. EVI believes its performance provides evidence that the Company’s return on investments made in pursuit of growth, and its modernized and optimized operations are yielding an increasingly greater level of operating leverage.

Mr. Nahmad commented: “We have undertaken various initiatives to drive growth and profitability, and to transform the technological infrastructure and capabilities of our Company. As a result of these initiatives, we are realizing steady growth in key operating performance metrics, including a greater level of operating leverage. As we continue our efforts to grow, implement best operating practices, and deploy advanced technologies, we expect to continue to achieve a greater level of operating performance.”

Financial Strength and Liquidity

EVI’s strong financial position has been critical to its performance in recent periods. Since April 1, 2020, EVI’s investment in working capital increased by 90% from $24 million, to $51 million. The primary contributor to this increase was the Company’s investment in inventory, which increased by 132%, or $27 million, to $63 million, as management sought to actively manage inventory levels through supply chain constraints. Additionally, during this three-year period, EVI invested $18.7 million of cash in connection with acquisitions. Notwithstanding these investments, EVI’s financial position remains strong, with net debt of $34.8 million at March 31,2023 and ample liquidity to continue investing in opportunities consistent with its long-term growth and profitability objectives. The Company believes that its financial strength, access to capital, and history of consistent growth provides comfort and confidence to its stakeholders.

Mr. Nahmad commented: “We understand that effective management of our financial resources is paramount to achieving sustainable growth over the long term. Therefore, our capital allocation strategy is designed to maintain the necessary flexibility to simultaneously invest in our business and capitalize on strategic opportunities as they arise. Our financial strategy has served us well since the inception of our long-term growth strategy in 2016 and we remain steadfast in this approach.”

EVI’s Core Principles

EVI upholds specific core values and principles for its business, including:

▪	Invest and manage with a long-term perspective
▪	Uphold financial discipline with a view towards ensuring financial strength and flexibility
▪	Respect the entrepreneurs and management teams that join the EVI family
▪	Operate as a local business and empower leaders to make local decisions
▪	Promote an entrepreneurial culture
▪	Instill a growth mindset and culture of continuous improvement
▪	Incentivize and reward performance with equity participation
▪	Establish strong relationships with our OEM partners

Mr. Nahmad further added: “Given our success, we continue to pursue acquisition and other strategic opportunities in the commercial laundry industry and across other product and service categories that meet our financial and strategic criteria. Our strategy is long-term focused and takes time, patience, and thoughtful execution. While we are pleased with our operating performance, we remain steadfast in our continued pursuit of growth and the execution of our long-term buy-and-build growth strategy.

Earnings Conference Call and Additional Information

The Company has provided a pre-recorded earnings conference call, including a business update, which can be accessed in the “Investors” section of the Company’s website at www.evi-ind.com or by visiting https://ir.evi-ind.com/message-from-the-ceo. For additional information regarding the Company’s results for the three and nine months ended March 31, 2023, please see the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, as filed with the Securities and Exchange Commission on or about the date hereof.

Use of Non-GAAP Financial Information

In this press release, EVI discloses the non-GAAP financial measure of Adjusted EBITDA, which EVI defines as earnings before interest, taxes, depreciation, amortization, and amortization of share-based compensation. Adjusted EBITDA is determined by adding interest expense, income taxes, depreciation, amortization, and amortization of share-based compensation to net income, as shown in the attached statement of Condensed Consolidated Earnings before Interest, Taxes, Depreciation, Amortization, and Amortization of Share-based Compensation. EVI considers Adjusted EBITDA to be an important indicator of its operating performance. Adjusted EBITDA is also used by companies, lenders, investors and others because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings, and the tax positions of companies can vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. Adjusted EBITDA should not be considered as an alternative to net income or any other measure of financial performance or liquidity, including cash flow, derived in accordance with GAAP, or to any other method of analyzing EVI’s results as reported under GAAP. In addition, EVI’s definition of Adjusted EBITDA may not be comparable to definitions of Adjusted EBITDA or other similarly titled measures used by other companies. Adjusted EBITDA margin represents adjusted EBITDA divided by revenues.

About EVI Industries

EVI Industries, Inc., through its wholly owned subsidiaries, is a value-added distributor and a provider of advisory and technical services. Through its vast sales organization, the Company provides its customers with planning, designing, and consulting services related to their commercial laundry operations. The Company sells and/or leases its customers commercial laundry equipment, specializing in washing, drying, finishing, material handling, water heating, power generation, and water reuse applications. In support of the suite of products it offers, the Company sells related parts and accessories. Additionally, through the Company’s robust network of commercial laundry technicians, the Company provides its customers with installation, maintenance, and repair services. The Company’s customers include retail, commercial, industrial, institutional, and government customers. Purchases made by customers range from parts and accessories to single or multiple units of equipment, to large complex systems as well as the purchase of the Company’s installation, maintenance, and repair services.

Safe Harbor Statement

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements may relate to, among other things, events, conditions, and trends that may affect the future plans, operations, business, strategies, operating results, financial position and prospects of the Company. Forward looking statements are subject to a number of known and unknown risks and uncertainties that may cause actual results, trends, performance or achievements of the Company, or industry trends and results, to differ materially from the future results, trends, performance or achievements expressed or implied by such forward looking statements. These risks and uncertainties include, among others, those associated with: general economic and business conditions in the United States and other countries where the Company operates or where the Company’s customers and suppliers are located, and the potential of a recession; industry conditions and trends; credit market volatility; financial institution soundness and risk related thereto; risks related to supply chain delays and disruptions and their impact on the Company’s business and results, including the Company’s ability to deliver products and provide services to its customers on a timely basis; risks relating to inflation, including the current inflationary trend, and the impact of inflation on the Company’s costs and its ability to increase the price of its products and services to offset such costs, and on the market for the Company’s products and services; risks related to labor shortages and increases in the costs of labor, and the impact thereof on the Company, including its ability to deliver products, provide services or otherwise meet customers’ expectations; risks associated with international relations and international hostilities, including actions of foreign governments and the impact thereof on economic conditions, including supply chain constraints and inflationary trends; risks relating to rising interest rates, including the impact thereof on the cost of the Company’s indebtedness and the Company’s ability to raise capital if deemed necessary or advisable; risks related to the Company’s ability to implement its business and growth strategies and plans, including changes thereto, and the risk that the Company may not be successful in achieving its short or long-term goals; risks and uncertainties associated with the Company’s ”buy-and-build” growth strategy, including, without limitation, that the Company may not be successful in identifying or consummating, or have the liquidity to or otherwise be financially positioned or able to consummate, acquisitions or other strategic transactions, integration risks, risks related to indebtedness incurred by the Company in connection with the financing of acquisitions, dilution experienced by the Company’s existing stockholders as a result of the issuance of shares of the Company’s common stock in connection with acquisitions, risks related to the business, operations and prospects of acquired businesses, risks that suppliers of the acquired business may not consent to the transaction or otherwise continue its relationship with the acquired business following the transaction and the impact that the loss of any such supplier may have on the results of the Company and the acquired business, risks that the Company’s goals or expectations with respect to acquisitions and other strategic transactions may not be met, and risks related to the accounting for acquisitions; risks related to organic growth initiatives, including that they may not result in the benefits anticipated; risks that investments, including those in acquired businesses or otherwise in support of growth, investments in working capital, and investments in advanced technologies, and initiatives in furtherance thereof, including modernization and optimization initiatives, may not result in the benefits anticipated, including operating efficiencies and improved business intelligence in support of future investments, and may result in disruptions to the Company’s operations, and expenses in connection with these investments and initiatives may be more costly than anticipated; technology changes; the risk that the Company’s performance and results, including revenues, net income and adjusted EBITDA may not continue to improve, and the Company may not achieve growth consistent with historical levels, at the level expected, or at all, or a greater level of operating leverage; risks relating to the Company’s relationships with its principal suppliers and customers, including concentration risks and the impact of the loss of any such relationship; risks related to the Company’s indebtedness; the availability, terms and deployment of debt and equity capital if needed for expansion or otherwise; the availability and cost of inventory purchased by the Company, and the risk that the sales of inventory subject to purchase orders may not be completed as or when expected, or at all; risks relating to the recognition of revenue, including the amount and timing thereof (including potential delays resulting from, among other circumstances, delays in installation (including due to delays in construction or the preparation of the customer’s facilities) or in receiving required supplies); and other economic, competitive, governmental, technological and other risks and factors discussed elsewhere in the Company’s filings with the SEC, including, without limitation, in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022. Many of these risks and factors are beyond the Company’s control. Further, past performance and perceived trends may not be indicative of future results. The Company cautions that the foregoing factors are not exclusive. The reader should not place undue reliance on any forward-looking statement, which speaks only as of the date made. The Company does not undertake to, and specifically disclaims any obligation to, update, revise or supplement any forward-looking statement, whether as a result of changes in circumstances, new information, subsequent events or otherwise, except as may be required by law.

EVI Industries, Inc.
Condensed Consolidated Results of Operations (in thousands, except per share data)

	Unaudited	Unaudited	Unaudited	Unaudited
	9-Months Ended	9-Months Ended	3-Months Ended	3-Months Ended
	03/31/23	03/31/22	03/31/23	03/31/22

Revenues	$260,132	$184,485	$94,066	$60,042
Cost of Sales	184,237	132,977	67,488	42,980
Gross Profit	75,895	51,508	26,578	17,062
SG&A	63,403	47,680	22,113	16,874
Operating Income	12,492	3,828	4,465	188
Interest Expense, net	1,719	390	717	125
Income before Income Taxes	10,773	3,438	3,748	63
Provision for Income Taxes	2,952	851	998	23
Net Income	$7,821	$2,587	$2,750	$40

Net Earnings per Share
Basic	$0.55	$0.19	$0.19	$0.00
Diluted	$0.54	$0.18	$0.19	$0.00

Weighted Average Shares Outstanding
Basic	12,545	12,321	12,570	12,402
Diluted	12,753	12,696	12,950	12,663

EVI Industries, Inc.
Condensed Consolidated Balance Sheets (in thousands, except per share data)
	Unaudited
	03/31/23	06/30/22
Assets
Current assets
Cash	$4,022	$3,974
Accounts receivable, net	55,577	43,014
Inventories, net	62,928	49,359
Vendor deposits	2,193	1,728
Contract assets	909	1,519
Other current assets	6,928	6,018
Total current assets	132,557	105,612
Equipment and improvements, net	12,605	13,033
Operating lease assets	8,201	7,480
Intangible assets, net	24,655	26,234
Goodwill	73,095	71,039
Other assets	8,334	7,370
Total assets	$259,447	$230,768

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$44,587	$42,026
Accrued employee expenses	9,488	8,508
Customer deposits	23,679	21,288
Contract liabilities	668	507
Current portion of operating lease liabilities	2,867	2,518
Total current liabilities	81,289	74,847
Deferred tax liabilities, net	4,890	4,666
Long-term operating lease liabilities	6,203	5,736
Long-term debt, net	38,861	27,840
Total liabilities	131,243	113,089

Shareholders' equity
Preferred stock, $1.00 par value	—	—
Common stock, $.025 par value	318	316
Additional paid-in capital	100,371	97,544
Treasury stock	(3,195)	(3,070)
Retained earnings	30,710	22,889
Total shareholders' equity	128,204	117,679
Total liabilities and shareholders' equity	$259,447	$230,768

EVI Industries, Inc.
Condensed Consolidated Statements of Cash Flows (in thousands) (unaudited)
	For the nine months ended
	03/31/23	03/31/22
Operating activities:
Net income	$7,821	$2,587
Adjustments to reconcile net income to net cash used by operating activities:
Depreciation and amortization	4,409	3,795
Amortization of debt discount	21	41
Provision for bad debt expense	523	231
Non-cash lease expense	95	138
Stock compensation	2,267	1,947
Inventory reserve	(723)	(274)
Provision (Benefit) for deferred income taxes	224	(51)
Other	(183)	(24)
(Increase) decrease in operating assets:
Accounts receivable	(12,759)	(3,129)
Inventories	(11,561)	(13,476)
Vendor deposits	(429)	(1,485)
Contract assets	610	(10)
Other assets	(1,845)	(1,214)
Increase (decrease) in operating liabilities:
Accounts payable and accrued expenses	1,893	(829)
Accrued employee expenses	878	(1,170)
Customer deposits	1,950	10,081
Contract liabilities	161	(3,212)
Net cash used by operating activities	(6,648)	(6,054)

Investing activities:
Capital expenditures	(2,291)	(3,066)
Cash paid for acquisitions, net of cash acquired	(1,947)	(3,187)
Net cash used by investing activities	(4,238)	(6,253)

Financing activities:
Proceeds from long-term debt	62,000	46,000
Debt repayments	(51,000)	(34,000)
Repurchases of common stock in satisfaction of employee tax withholding obligations	(125)	(205)
Issuances of common stock under employee stock purchase plan	59	59
Net cash provided by financing activities	10,934	11,854
Net increase (decrease) in cash and cash equivalents	48	(453)
Cash and cash equivalents at beginning of period	3,974	6,057
Cash and cash equivalents at end of period	$4,022	$5,604

EVI Industries, Inc.
Condensed Consolidated Statements of Cash Flows (in thousands) (unaudited)
	For the nine months ended
	03/31/23	03/31/22
Supplemental disclosures of cash flow information:
Cash paid for interest	$1,670	$320
Cash paid for income taxes	$1,622	$261

Supplemental disclosures of non-cash financing activities:
Common stock issued for acquisitions	$503	$3,840

The following table reconciles net income, the most comparable GAAP financial measure, to Adjusted EBITDA.

EVI Industries, Inc.
Condensed Consolidated Earnings before Interest, Taxes, Depreciation, Amortization, and Amortization of Share-based Compensation (in thousands)

	Unaudited	Unaudited	Unaudited	Unaudited
	9-Months Ended	9-Months Ended	3-Months Ended	3-Months Ended
	03/31/23	03/31/22	03/31/23	03/31/22

Net Income	$7,821	$2,587	$2,750	$40
Provision for Income Taxes	2,952	851	998	23
Interest Expense, Net	1,719	390	717	125
Depreciation and Amortization	4,409	3,795	1,497	1,319
Amortization of Share-based Compensation	2,267	1,947	785	627
Adjusted EBITDA	$19,168	$9,570	$6,747	$2,134

EVI Industries, Inc.

Henry M. Nahmad

Chairman and CEO

4500 Biscayne Blvd., Suite 340

Miami, Florida 33137

(305) 402-9300

Investor Relations

(305) 402-9300

info@evi-ind.com